UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 18, 2013

HARBINGER GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor New York, NY 10023 (Address of principal executive offices)

(212) 906-8555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On July 18, 2013, Harbinger Group Inc., a Delaware corporation (the “Company”), entered into a Purchase Agreement, as amended by the Purchase Agreement Amendment dated as of July 19, 2013 (as so amended, the “Purchase Agreement”). In connection with the Purchase Agreement, on July 23, 2013, the Company issued $225 million aggregate principal amount of 7.875% senior secured notes due 2019 (the “New Notes”). The New Notes were issued under the same indenture (the “Indenture”) governing the $700 million aggregate principal amount of 7.875% senior secured notes due 2019 that were issued on December 24, 2012 (the “Existing Notes” and, together with the New Notes, the “Notes”) by and between the Company and Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as trustee. The New Notes were priced at 101.50% of par plus accrued interest from July 15, 2013. A copy of the press release announcing the pricing of the New Notes is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The holders of the New Notes have certain registration rights pursuant to a Registration Rights Agreement, dated as of July 23, 2013, by and among the Company and the initial purchasers of the New Notes named therein (the “Registration Rights Agreement”).

Certain terms and conditions of the Notes are as follows:

Maturity. The Notes mature on July 15, 2019; provided, however, that unless the Company shall have redeemed, repurchased, otherwise retired or converted into the Company’s common stock, all of the then outstanding Existing Preferred Stock (as defined in the Indenture) on or prior to May 13, 2018 in accordance with the terms of the applicable Certificate of Designations (as defined in the Indenture) of each series of the Existing Preferred Stock, then the Notes will mature on May 13, 2018.

Interest. The Notes accrue interest at a rate of 7.875% per year. Interest on the Notes is paid semi-annually on January 15 and July 15 of each year.

Issue Price. The issue price of the New Notes is 101.50% of par.

Ranking. The Notes are senior secured obligations of the Company that (i) rank equally in right of payment with the existing and future unsubordinated debt of the Company, (ii) effectively senior to all unsecured debt of the Company to the extent of the value of the Collateral (as defined below), and (iii) rank senior in right of payment to all of the Company’s future debt that expressly provides for its subordination to the Notes.

Collateral. The Notes are secured by a first priority lien on all of the Company’s assets (except for certain “Excluded Property” as defined in the Indenture), including, without limitation:

•

all equity interests of Spectrum Brands Holdings, Inc., Harbinger F&G, LLC, HGI Funding LLC, HGI Energy Holdings LLC, HGI Asset Management Holdings, LLC and HGI Energy Resources, LLC directly held by the Company and other assets owned by the Company, including all general intangibles under contracts;

•	all cash and investment securities directly owned by the Company;

•	all general intangibles directly owned by the Company; and

•	any proceeds thereof (collectively, the “Collateral”).

The Indenture permits the Company, under specified circumstances, to incur additional debt in the future that could equally and ratably share in the Collateral. The amount of such debt is limited by the covenants contained in the Indenture.

No Sinking Fund. The Company is not required to make any sinking fund payments with respect to the Notes.

Optional Redemption. The Company has the option to redeem some or all of the Notes prior to January 15, 2016 at a redemption price equal to 100% of the principal amount plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest to, the date of redemption. At any time on or after January 15, 2016, the Company may redeem some or all of the Notes at certain fixed redemption prices set forth in the Indenture expressed as percentages of the principal amount, plus accrued and unpaid interest. At any time prior to January 15, 2016, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with net cash proceeds received by the Company from certain equity offerings at a price equal to 107.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption, provided that redemption occurs within 90 days of the closing date of such equity offering, and at least 65% of the aggregate principal amount of the Notes remains outstanding immediately thereafter.

Change of Control. If a Change of Control (as defined in the Indenture) occurs, each holder of Notes may require the Company to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants. The Indenture contains covenants limiting, among other things, the ability of the Company, and, in certain cases, the Company’s subsidiaries, to incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of capital stock; make certain restricted payments; sell assets; engage in transactions with affiliates; or consolidate or merge with, or sell substantially all of its assets to, another person. These covenants are subject to a number of important exceptions and qualifications. The Company is also required to maintain compliance with certain financial tests, including minimum liquidity and collateral coverage ratios.

Events of Default. The Indenture contains customary events of default which could, subject to certain conditions, cause the Notes to become immediately due and payable, including, but not limited to, the failure to make premium or interest payments; failure by the Company to accept and pay for Notes tendered when and as required by the change of control and asset sale provisions of the Indenture; failure to comply with certain covenants in the Indenture; failure to comply with certain agreements in the Indenture for a period of 60 days following notice by Wells Fargo or the holders of at least 25% in aggregate principal amount of the Notes then outstanding; failure to pay any debt within any applicable grace period after the final maturity or acceleration of such debt by the holders thereof because of a default, if the total amount of such debt unpaid or accelerated exceeds $25 million; failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $25 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days; and certain events of bankruptcy or insolvency.

Pursuant to the Registration Rights Agreement, the Company is obligated to use its commercially reasonable efforts to cause a registration statement with respect to an offer to exchange the New Notes for a new issue of notes registered under the Securities Act to be declared effective no later than 410 days after December 24, 2012, or, under specified circumstances, to file a shelf registration statement with the Securities and Exchange Commission to effect resales of the New Notes.

This summary does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement, which have been filed as Exhibits hereto, copies of which are attached hereto or incorporated by reference herein as Exhibit 4.1 and Exhibit 4.2, respectively. The text of each such document is incorporated herein by reference. Interested parties should read these documents in their entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

4.1	Indenture dated as of December 24, 2012, by and between Harbinger Group Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 26, 2012 (File No. 1-4219)).

4.2	Registration Rights Agreement dated as of July 23, 2013, by and between Harbinger Group Inc. and the initial purchasers named therein.

99.1	Press Release dated July 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Ehsan Zargar
Name:	Ehsan Zargar
Title:	Vice President, Counsel and Corporate Secretary

Dated: July 23, 2013

Exhibit No.	Description

4.1	Indenture dated as of December 24, 2012, by and between Harbinger Group Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 26, 2012 (File No. 1-4219)).

4.2	Registration Rights Agreement dated as of July 23, 2013, by and between Harbinger Group Inc. and the initial purchasers named therein.

99.1	Press Release dated July 19, 2013.